Exhibit 10.3

SECURITY AND COLLATERAL AGENCY AGREEMENT
THIS SECURITY AND COLLATERAL AGENCY AGREEMENT (the “Agreement”) dated as of April 10, 2020, is entered into by and among AG Mortgage Investment Trust, Inc. and the parties set forth on Schedule 1 of this Agreement (each, a “Debtor”, and collectively, the “Debtors”), Wilmington Trust, National Association, as agent for the Participating Counterparties (as defined herein) (the “Collateral Agent”), and, solely as to Article 5 hereof, the Participating Counterparties, and acknowledged and consented to by the Participating Counterparties.
R E C I T A L S:
A.Certain of the Debtors and the Participating Counterparties have entered into that certain Forbearance Agreement, dated as of the date hereof (as the same may be amended, extended, or otherwise modified from time to time, the “Forbearance Agreement”), pursuant to which the Participating Counterparties have agreed to forebear from exercising any remedies with respect to Acknowledged Events of Default (as defined in the Forbearance Agreement) for the duration of the Forbearance Period (as defined in the Forbearance Agreement).
B.    As partial consideration for the agreement of the Participating Counterparties to enter into the Forbearance Agreement, the Debtors have agreed to grant (or cause to be granted) Liens to the Collateral Agent for the benefit of the Participating Counterparties to secure the obligations of certain of the Debtors to the Participating Counterparties under the Applicable Agreements (as defined in the Forbearance Agreement).
C.    Each of the Debtors acknowledges and agrees that it has directly and indirectly benefited and will directly and indirectly benefit from the agreements set forth in the Forbearance Agreement and the other transactions evidenced by and contemplated in the Forbearance Agreement.
NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the adequacy, receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
ARTICLE 1
Definitions
Section 1.1    Definitions. As used in this Agreement, capitalized terms not otherwise defined herein have the meanings provided for such terms in the Forbearance Agreement. References to “Sections,” “subsections,” “Exhibits” and “Schedules” shall be to Sections, subsections, Exhibits and Schedules, respectively, of this Agreement unless otherwise specifically provided. All references to statutes and regulations shall include any amendments of the same and any successor statutes and regulations. References to particular sections of the UCC should be read to refer also to parallel sections of the Uniform Commercial Code as enacted in each state or other jurisdiction which may be applicable to the grant and perfection of the Liens held by the Collateral Agent pursuant to this Agreement.

The following terms have the meanings indicated below, all such definitions to be equally applicable to the singular and plural forms of the terms defined:
“Account” means any “account,” as such term is defined in Article or Chapter 9 of the UCC, now owned or hereafter acquired by a Debtor, and, in any event, shall include, without limitation, each of the following, whether now owned or hereafter acquired by such Debtor: (a) all rights of such Debtor to payment for goods sold or leased or services rendered, whether or not earned by performance, (b) all accounts receivable of such Debtor, (c) all rights of such Debtor to receive any payment of money or other form of consideration, (d) all security pledged, assigned or granted to or held by such Debtor to secure any of the foregoing, (e) all guaranties of, or indemnifications with respect to, any of the foregoing, and (f) all rights of such Debtor as an unpaid seller of goods or services, including, but not limited to, all rights of stoppage in transit, replevin, reclamation and resale.
“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the laws of New York, New York or Wilmington, Delaware.
“Carve-Out” means all unpaid fees, costs, and disbursements of professionals retained by the Debtors that remain unpaid on the date of the Carve-Out Trigger Notice or that will be incurred after the date of the Carve-Out Trigger Notice in connection with the Debtors’ ongoing securities and other regulatory reporting obligations or wind-down of the Debtors, subject to the Carve-Out Cap.
“Carve-Out Cap” means $7,500,000.
“Carve-Out Trigger Notice” means a written notice delivered by the Collateral Agent to the Debtors and to the depository bank or banks party to the Deposit Account Control Agreements at any time following the occurrence and during the continuance of an Event of Default (but only after the expiration of any applicable cure period) expressly stating that the Carve-Out has been triggered.
“Cash Collateral Account” has the meaning set forth in Section 7.3(a).
“Chattel Paper” means any “chattel paper,” as such term is defined in Article or Chapter 9 of the UCC, now owned or hereafter acquired by a Debtor, and shall include both electronic Chattel Paper and tangible Chattel Paper.
“Collateral” has the meaning specified in Section 2.1 of this Agreement.
“Collateral Agent Fee” means the fee payable by the Debtors to the Collateral Agent in respect of the Collateral Agent performing its obligations under this Agreement, which may be set forth in a separate fee letter or fee schedule.
“Computer Records” means any computer records now owned or hereafter acquired by any Debtor.

“Deposit Account” shall mean a demand, time, savings, passbook, or similar account maintained with a bank. The term does not include investment property, securities accounts or accounts evidenced by an instrument.
“Document” means any “document,” as such term is defined in Article or Chapter 9 of the UCC, now owned or hereafter acquired by any Debtor, including, without limitation, all documents of title and all receipts covering, evidencing or representing goods now owned or hereafter acquired by a Debtor.
“Equipment” means any “equipment” as such term is defined in Article or Chapter 9 of the UCC, now owned or hereafter acquired by a Debtor.
“Event of Default” means (i) failure by a Debtor to comply with the covenants and terms of this Agreement, including the inaccuracy of any representation or warranty set forth herein, which failure, to the extent such failure is susceptible to remedy, shall have continued unremedied for two (2) Business Days following receipt of written notice from the Collateral Agent to the Debtors, (ii) failure by the Debtors to adhere to the Forbearance Budget, subject to the Permitted Variance, and (iii) the end of the Forbearance Period (as the same may be extended from time to time), including as a result of the occurrence of any other Triggering Event under the Forbearance Agreement (after giving effect to any cure period set forth therein), provided, however, that the term “Forbearance Period” as used herein shall be deemed to include the forbearance period under any subsequent forbearance agreement that is entered into by the Majority Participating Counterparties.
“Forbearance Budget” means the operating budget attached as Schedule 3 to the Forbearance Agreement.
“General Intangibles” means any “general intangibles,” as such term is defined in Article or Chapter 9 of the UCC, now owned or hereafter acquired by a Debtor and, in any event, shall include, without limitation, each of the following, whether now owned or hereafter acquired by such Debtor: (a) all of such Debtor’s intellectual property; (b) all of such Debtor’s books, records, data, plans, manuals, computer software, computer tapes, computer disks, computer programs, source codes, object codes and all rights of such Debtor to retrieve data and other information from third parties; (c) all of such Debtor’s contract rights (including, without limitation, all of such Debtor’s right, title and interest in and to any amounts payable to it upon the termination, acceleration, liquidation or close-out of any Applicable Agreement or any other master netting agreement (as such terms are defined in Bankruptcy Code Section 101(38A)), but only after giving effect to any netting, offset and recoupment rights of the parties thereto pursuant to the terms thereof or of any other agreement), partnership interests, membership interests, joint venture interests, securities, deposit accounts, securities accounts and certificates of deposit; (d) all rights of such Debtor to payment under chattel paper, documents, instruments and similar agreements; (e) letters of credit, letters of credit rights supporting obligations and rights to payment for money or funds advanced or sold of such Debtor; (f) all tax refunds and tax refund claims of such Debtor; (g) all choses in action and causes of action of such Debtor (whether arising in contract, tort or otherwise and whether or not currently in litigation) and all judgments in favor of such Debtor; (h) all rights and claims of such Debtor under warranties and indemnities, (i) all health care receivables; and (j) all rights of such Debtor under any insurance, surety or similar contract or arrangement.

“Governmental Authority” shall mean any nation or government, any state, province or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or similar administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.
“Instrument” shall mean any “instrument,” as such term is defined in Article or Chapter 9 of the UCC, now owned or hereafter acquired by any Debtor, and, in any event, shall include all promissory notes (including without limitation, any intercompany notes held by such Debtor), drafts, bills of exchange and trade acceptances, whether now owned or hereafter acquired.
“Insurance Proceeds” shall have the meaning set forth in Section 4.3 of this Agreement.
“Intellectual Property” shall mean patents, patent licenses, copyrights, copyright licenses, trademarks, trademark licenses, trade secrets, registrations, goodwill, franchises, permits, proprietary information, customer lists, designs, inventions, and all other intellectual property rights.
“Intercreditor Agreement” means that certain Intercreditor and Subordination Agreement entered into as of the date hereof by and among the Debtors, the Collateral Agent, and the Subordinated Noteholder, as the same may be amended from time to time after the date hereof.
“Inventory” means any “inventory,” as such term is defined in Article or Chapter 9 of the UCC, now owned or hereafter acquired by a Debtor.
“Investment Property” means any “investment property,” as such term is defined in Article or Chapter 9 of the UCC, now owned or hereafter acquired by a Debtor, and in any event, shall include without limitation all shares of stock and other equity, partnership or membership interests constituting securities, of the domestic subsidiaries of such Debtor from time to time owned or acquired by such Debtor in any manner (including, without limitation, the Pledged Shares), and the certificates and all dividends, cash, instruments, rights and other property from time to time received, receivable or otherwise distributed or distributable in respect of or in exchange for any or all of such shares, but excluding any shares of stock or other equity, partnership or membership interests in any foreign subsidiaries of such Debtor.
“Liens” shall mean any lien on or security interest in the Collateral.
“Majority Participating Counterparties” shall mean at any time, Participating Counterparties that are owed, in the aggregate, more than 50% of the then outstanding Obligations.
“Obligations” shall mean the obligations of any Debtor to a Participating Counterparty under a Applicable Agreement.
“Participating Counterparties” shall mean the Participating Counterparties party to the Forbearance Agreement, as set forth on Schedule 1 thereto.
“Permitted Liens” means (a) any lien securing the Subordinated Note subject to the Intercreditor Agreement, (b) any lien heretofore granted to a Participating Counterparty prior to the date hereof under any Applicable Agreement, (c) and any customary lien in favor of the bank or banks party to the Deposit Account Control Agreements with respect to the Cash Collateral Accounts, and (d) the liens evidenced by the financing statements listed on Schedule 3.5.
“Permitted Variance” means that the aggregate disbursements of the Debtors of cash in the Cash Collateral Account in any full two-week period shall not exceed one hundred twenty percent (120%) of the aggregate amount of projected disbursements for such two-week period as provided for in the Forbearance Budget. Any disbursement projected to be made in accordance with the Forbearance Budget in a particular week that is not made by the Debtors in such week may be made in a subsequent week or weeks, provided, however, that for purposes of calculating the Permitted Variance, such disbursement shall be treated as if it had been made in the week set forth in the Forbearance Budget.
“Pledged Shares” means the shares of capital stock or other equity, partnership or membership interests described on Schedule 1.2 attached hereto and incorporated herein by reference, and all other shares of capital stock or other equity, partnership or membership interests (other than in an entity that is a foreign subsidiary) acquired by any Debtor after the date hereof.
“Proceeds” means any “proceeds,” as such term is defined in Article or Chapter 9 of the UCC and, in any event, shall include, but not be limited to, (a) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to a Debtor from time to time with respect to any of the Collateral, (b) any and all payments (in any form whatsoever) made or due and payable to a Debtor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any Governmental Authority (or any Person acting, or purporting to act, for or on behalf of any Governmental Authority), and (c) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.
“Pro Rata Realized Losses” shall have the meaning set forth in the Forbearance Agreement.
“Responsible Officer” means, in the case of the Collateral Agent, any officer in the Corporate Trust Administration Department of the Collateral Agent with direct responsibility for the administration of the duties of the Collateral Agent and, with respect to a particular corporate trust matter, any other officer of the Collateral Agent to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.
“Subordinated Note” means the Secured Promissory Note, dated as of the date hereof, made to the Subordinated Noteholder by AG Mortgage Investment Trust, Inc. in the principal amount of $10,000,000, as such note may be increased from time to time.
“Subordinated Noteholder” means AG REIT Management, LLC and any successor or assignee of the Subordinated Note.
“UCC” or “Uniform Commercial Code” means the Uniform Commercial Code as in effect in the State of New York; provided, that if, by applicable law, the perfection or effect of perfection or non-perfection of the security interest created hereunder in any Collateral is governed by the Uniform Commercial Code as in effect on or after the date hereof in any other jurisdiction, “UCC”

means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or the effect of perfection or non-perfection.
ARTICLE 2
Security Interest
Section 2.1    Grant of Security Interest. As collateral security for the prompt payment and performance in full when due of the Obligations (whether at stated maturity, by acceleration or otherwise), each Debtor hereby pledges, assigns, transfers and conveys to the Collateral Agent for the benefit of the Participating Counterparties in accordance with their respective Pro Rata Realized Losses as collateral, and grants the Collateral Agent for the benefit of the Participating Counterparties a continuing Lien on and security interest in, all of such Debtor’s right, title and interest in and to all of its assets, whether now owned or hereafter arising or acquired and wherever located, including (collectively, the “Collateral”):

(a)	all Accounts;

(b)	all Chattel Paper;

(c)	all General Intangibles;

(d)	all Equipment and Inventory;

(e)	all Intellectual Property;

(f)	all Documents;

(g)	all Instruments;

(h)	all Pledged Shares;

(i)
all Deposit Accounts and any other cash collateral, deposit or securities accounts, including all cash collateral, deposit or securities accounts established or maintained pursuant to the terms of this Agreement or the Forbearance Agreement;

(j)	all Computer Records and Software, whether relating to the foregoing Collateral or otherwise, but in the case of such Software, subject to the rights of any non-affiliated licensee of software;

(k)	all Investment Property;

(l)	all other personal property; and

(m)
the Proceeds, in cash or otherwise, of any of the property described in the foregoing clauses (a) through (l) and all Liens, security, rights, remedies and claims of such Debtor with respect thereto (provided that the grant of a security interest in Proceeds set forth is in this subsection (m) shall not be deemed to give the applicable Debtor any right to dispose of any of the Collateral, except as expressly permitted pursuant to the terms of the Forbearance Agreement and this Agreement);
provided, however, that “Collateral” shall not include rights under or with respect to any General Intangible, license, permit or authorization to the extent any such General Intangible, Document, Instrument, license, permit or authorization, by its terms in effect on the date hereof or on the date of acquisition of such General Intangible, Document, Instrument, license, permit or authorization (and not entered into in contemplation thereof) or by law, prohibits the assignment of, or the granting of a lien on or security interest in the rights of a grantor thereunder or which would be invalid or unenforceable upon any such assignment or grant (the “Restricted Assets”); and provided, further, that (A) the Proceeds of any Restricted Asset shall be continue to be deemed to be “Collateral”, and (B) this provision shall not limit the grant of any Lien on or assignment of any Restricted Asset to the extent that the UCC or any other applicable law provides that such grant of Lien or assignment is effective irrespective of any prohibitions to such grant provided in any Restricted Asset (or the underlying documents related thereto).
Section 2.2    Priority of Liens and Debtors Remain Liable.

(a)
Notwithstanding anything herein to the contrary, the (x) Liens and security interests granted to the Collateral Agent pursuant to this Agreement shall be senior in all respects to the lien and security interest held by the Subordinated Noteholder (which shall be junior and subordinated in right of security to the Liens of the Collateral Agent) and (y) the payment obligations of the Debtor with respect to the Obligations shall be senior to the payment obligations of the Debtor with respect to the Subordinated Note (which shall be junior and subordinated in right of payment to the payment in full of the Obligations), each as set forth more fully in the Intercreditor Agreement

(b)
In the event any Debtor shall create any additional security interest upon any assets (other than the Collateral) to secure any obligations in respect of any other party, it shall concurrently grant a security interest to the Collateral Agent, for the benefit of the Participating Counterparties, upon such assets as security for the obligations under this Agreement and require that such other party enter into an agreement subordinating its lien on such asset to the Lien of the Collateral Agent. For the avoidance of doubt, any liens on Collateral granted hereunder subject to Permitted Liens held by a Participating Counterparty shall be subordinate to such Permitted Lien and the rights of the Collateral Agent with respect to such Collateral shall be limited to the right to receive any excess proceeds on such Collateral if and when sold or liquidated by the applicable Participating Counterparty.

Section 2.3    Financing Statements. Each Debtor hereby consents to the filing of a financing statement describing the Collateral covered thereby as “all assets of the Debtor, now owned or hereafter acquired and all products and proceeds thereof,” or such similar language as the Collateral Agent may deem appropriate.

ARTICLE 3
Representations and Warranties
To induce the Collateral Agent to enter into this Agreement on behalf of the Participating Counterparties and the Participating Counterparties to enter into the Forbearance Agreement, each Debtor represents and warrants to the Collateral Agent and the Participating Counterparties as follows, each such representation and warranty being a continuing representation and warranty, surviving until termination of this Agreement in accordance with the provisions of Section 8.12 of this Agreement:
Section 3.1    Title. Such Debtor is, and with respect to Collateral acquired after the date hereof such Debtor will be, the legal and beneficial owner of the Collateral free and clear of any lien or security interest or other encumbrance, except for the Permitted Liens, provided that, other than the Lien established under this Agreement, no lien on or security interest in any Pledged Shares shall constitute a Permitted Lien.
Section 3.2    Change in Form or Jurisdiction; Successor by Merger; Location of Books and Records. As of the date hereof, each Debtor (a) is duly organized, validly existing, and in good standing, as a corporation (or other business organization) under the laws of (i) its jurisdiction of organization and (ii) all foreign jurisdictions where the failure to so qualify could reasonably be expected to result in a material adverse effect on the Debtors, taken as a whole; (b) is formed in the jurisdiction of organization and has the registration number and tax identification number set forth on Schedule 3.2 attached hereto; (c) has not changed its respective corporate form or its jurisdiction of organization at any time during the five years immediately prior to the date hereof, except as set forth on such Schedule 3.2; (d) except as set forth on such Schedule 3.2 attached hereto, no Debtor has, at any time during the five years immediately prior to the date hereof, become the successor by merger, consolidation, acquisition, change in form, nature or jurisdiction of organization or otherwise of any other Person, and (e) keeps true and accurate books and records regarding the Collateral (the “Records”) in the office indicated on such Schedule 3.2.
Section 3.3    Representations and Warranties Regarding Deposit Accounts. As of the date hereof, all Deposit Accounts, including the Cash Collateral Account, or securities accounts of each Debtor are located at the banks and securities intermediaries specified on Schedule 3.3 attached hereto which Schedule sets forth the true and correct name of each bank where such accounts are located, such bank’s address, the type of account and the account number.
Section 3.4    Pledged Shares.

(a)
Duly Authorized and Validly Issued. The Pledged Shares that are shares of a corporation have been duly authorized and validly issued and are fully paid and nonassessable, and the Pledged Shares that are membership interests or partnership units (if any) have been validly granted, under the laws of the jurisdiction of organization of the issuers thereof, and, to the extent applicable, are fully paid and nonassessable. No such membership or partnership interests constitute “securities” within the meaning of Article 8 of the UCC, and each Debtor covenants and agrees not to allow any such membership or partnership interest to become “securities” for purposes of Article 8 of the UCC.

(b)
Valid Title; No Liens; No Restrictions. Each Debtor is the legal and beneficial owner of the applicable Pledged Shares, free and clear of any lien or security interest (other than the Liens created by this Agreement or Permitted Liens), and such Debtor has not otherwise sold, granted any option with respect to, assigned, transferred or otherwise disposed of any of its rights or interest in or to the Pledged Shares. None of the Pledged Shares is subject to any contractual or other restrictions upon the pledge or other transfer of such Pledged Shares, other than those imposed by securities laws generally. No issuer of Pledged Shares is party to any agreement granting “control” (as defined in Section 8-106 of the UCC) of such Debtor’s Pledged Shares to any third party other than as stated in the Intercreditor Agreement. All such Pledged Shares are held by each Debtor directly and not through any securities intermediary.

(c)
Description of Pledged Shares; Ownership. The Pledged Shares constitute the percentage of the issued and outstanding shares of stock, partnership units or membership interests of the issuers thereof indicated on Schedule 1.2 (as the same may be amended from time to time) and such Schedule contains a description of all shares of capital stock, membership interests and other equity interests of or in any subsidiaries owned by such Debtor.

Section 3.5    Priority. As of the date hereof, other than as set forth on Schedule 3.5, no financing statement, security agreement or other lien or security interest instrument covering all or any part of the Collateral (other than on account of Permitted Liens) is on file in any public office with respect to any outstanding obligation of such Debtor except (i) as may have been filed in favor of the Collateral Agent pursuant to this Agreement or (ii) as may have been filed by the Subordinated Noteholder.
Section 3.6    Perfection. Upon the filing of Uniform Commercial Code financing statements in the jurisdictions listed on Schedule 3.6 attached hereto, the Lien in favor of the Collateral Agent for the benefit of the Participating Counterparties created herein will constitute a valid and perfected lien upon and security interest in the Collateral which may be perfected under the UCC by filing financing statements. Upon execution and delivery of a customary deposit account control agreement in respect of each Cash Collateral Account by the applicable Debtor, the applicable depositary bank and the Collateral Agent, the Lien in favor of the Collateral Agent for the benefit of the Participating Counterparties in the Cash Collateral Accounts created herein will constitute a valid and perfected lien upon and security interest in such Cash Collateral Accounts.
ARTICLE 4
Covenants
Each Debtor covenants and agrees with the Collateral Agent, until termination of this Agreement in accordance with the provisions of Section 8.12 hereof, as follows:

Section 4.1    Covenants Regarding Certain Kinds of Collateral.

(a)
Promissory Notes and Tangible Chattel Paper. If Debtors, now or at any time hereafter, collectively hold or acquire any promissory notes or tangible Chattel Paper for which the principal amount thereof or the obligations evidenced thereunder are, in the aggregate, in excess of $100,000, the applicable Debtors shall promptly endorse, assign and deliver the same to the Collateral Agent, accompanied by such instruments of transfer or assignment duly executed in blank as the Collateral Agent may from time to time reasonably specify, and cause all such Chattel Paper to bear a legend reasonably acceptable to the Collateral Agent indicating that the Collateral Agent has a security interest in such Chattel Paper.

(b)
Electronic Chattel Paper and Transferable Records. If Debtors, now or at any time hereafter, collectively hold or acquire an interest in any electronic Chattel Paper or any “transferable record,” as that term is defined in the federal Electronic Signatures in Global and National Commerce Act, or in the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction, which interest is worth, in the aggregate, in excess of $100,000, the applicable Debtors shall promptly take such action as the Collateral Agent may reasonably request to vest in the Collateral Agent control, under Section 9-105 of the UCC, of such electronic chattel paper or control under the federal Electronic Signatures in Global and National Commerce Act, or the Uniform Electronic Transactions Act, as so in effect in such jurisdiction, of such transferable record.

(c)
Letter-of-Credit Rights. If Debtors, now or at any time hereafter, collectively are or become beneficiaries under letters of credit, with an aggregate face amount in excess of $100,000, the applicable Debtors shall promptly notify the Collateral Agent in a writing signed by the Debtors of the particulars thereof and, at the written request of the Collateral Agent, the applicable Debtors shall, pursuant to an agreement in form and substance reasonably satisfactory to the Collateral Agent, either arrange (i) for the issuer and any confirmer of such letters of credit to consent to an assignment to the Collateral Agent of the proceeds of the letters of credit or (ii) for the Collateral Agent to become the transferee beneficiary of the letters of credit, together with, in each case, any such other actions as reasonably requested by the Collateral Agent in writing to perfect its Lien in such letter of credit rights. The applicable Debtor shall retain the proceeds of the applicable letters of credit until an Event of Default hereunder has occurred and is continuing whereupon the proceeds are to be delivered to the Collateral Agent.

(d)	Reserved.

(e)
Pledged Shares. All certificates or certified instruments representing or evidencing the Pledged Shares or any Debtor’s rights therein shall be delivered to the Collateral Agent promptly upon such Debtor’s gaining any rights therein, in suitable form for transfer by delivery or accompanied by duly executed stock powers or instruments of transfer or assignments in blank, all in form and substance reasonably acceptable to the Collateral Agent.
(f)    Accounts and Contracts. Each Debtor shall, in accordance with its usual business practices in effect from time to time, endeavor to collect or cause to be collected from each account debtor under its Accounts, as and when due, any and all amounts owing under such Accounts. So long as no Event of Default has occurred and is continuing and except as otherwise provided in Section 7.3, each Debtor shall have the right to collect and receive payments on its Accounts, and to use and expend the same in the normal course of business in accordance with the Forbearance Budget.
(g)    Deposit Accounts. Each Debtor agrees to promptly notify the Collateral Agent in writing of all Deposit Accounts, cash collateral accounts or investments accounts opened by such Debtor after the date hereof, and such Debtor shall take all commercially reasonable actions to execute and deliver an account control agreement (in form and substance reasonably satisfactory to the Collateral Agent) to perfect the Lien granted hereunder over each of such Deposit Accounts, cash collateral accounts or securities accounts disclosed on Schedule 3.3 or opened after the date hereof.
Section 4.2    Encumbrances. No Debtor shall create, permit or suffer to exist, and each Debtor shall defend the Collateral against any lien on or security interest in (other than the Permitted Liens) or any restriction upon the pledge or other transfer thereof, and shall defend such Debtor’s title to and other rights in the Collateral and the Collateral Agent’s pledge and collateral assignment of and Lien on the Collateral against the claims and demands of all other Persons.
Section 4.3    Disposition of Collateral. No Debtor shall enter into or consummate any transfer or other disposition of Collateral to a non-Debtor third party without the written consent of the Collateral Agent, acting at the direction of the Majority Participating Counterparties in accordance with Section 5.2.
Section 4.4    Insurance. The Collateral pledged by any Debtor or the Debtors will be insured (but solely to the extent such Collateral is insured as of the date hereof) with insurance coverage provided by financially sound and reputable insurance companies in such amounts and of such types as are customarily carried by companies similar in size and nature. In the case of all such insurance policies, each such Debtor shall designate the Collateral Agent as lender loss payee and such policies shall provide that any loss be payable to the Collateral Agent, as lender loss payee, as its interests may appear. Further, upon the request of the Collateral Agent, each such Debtor shall deliver certificates evidencing such policies, including all endorsements thereon and those required hereunder, to the Collateral Agent; and each such Debtor assigns to the Collateral Agent, as additional security hereunder, all its rights to receive proceeds of insurance with respect to the Collateral. All such insurance shall, by its terms, provide that the applicable carrier shall, prior to any cancellation before the expiration date thereof, mail written notice to the Collateral Agent of such cancellation in accordance with such carrier’s standard policies and procedures. Each Debtor further shall provide the Collateral Agent, upon written request, with evidence reasonably satisfactory to the Collateral Agent that each such Debtor is at all times in compliance with this paragraph. Upon the occurrence and during the continuance of an Event of Default, the Collateral Agent may, at its option acting at the direction of the Participating Counterparties in accordance with Section 5.2, act as each such Debtor’s attorney-in-fact in obtaining, adjusting, settling and compromising such insurance and endorsing any drafts. Upon such Debtor’s failure to maintain insurance coverage on the Collateral to the extent it exists on the date hereof, the Collateral Agent may, at its option acting at the direction of the Participating Counterparties in accordance with Section 5.2, procure such insurance and its costs therefor shall be charged to such Debtor, payable on demand. All proceeds payable to any Debtor of any insurance on the Collateral (the “Insurance Proceeds”) shall be paid to the Collateral Agent for the benefit of the Participating Counterparties.
Section 4.5    Corporate Changes; Books and Records; Inspection Rights. Each Debtor shall not change its respective name, identity, corporate structure or jurisdiction of organization, or identification number in any manner that might make any financing statement filed in connection with this Agreement seriously misleading within the meaning of Section 9-506 of the UCC unless such Debtor shall have given the Collateral Agent thirty (30) days prior written notice with respect to any change in such Debtor’s corporate structure, jurisdiction of organization, name or identity and shall have taken all action deemed reasonably necessary by the Collateral Agent under the circumstances to protect its Liens and the perfection and priority thereof, (b) each Debtor shall keep the Records at the location specified on Schedule 3.2 as the location of such books and records or as otherwise specified in writing to the Collateral Agent and (c) the Debtors shall permit the Collateral Agent and its agents and representatives to conduct inspections, discussion and audits of the Collateral during the Debtors’ normal business hours and without interrupting the conduct of the Debtors’ businesses.
Section 4.6    Covenants Regarding Pledged Shares.

(a)	Voting Rights and Distributions.

(i)
So long as no Event of Default hereunder shall have occurred and be continuing (both before and after giving effect to any of the actions or other matters described in clauses (A) or (B) of this subparagraph):

(A)
Each Debtor shall be entitled to exercise any and all voting and other consensual rights (including, without limitation, the right to give consents, waivers and ratifications) pertaining to any of the Pledged Shares or any part thereof; provided, however, that no vote shall be cast or consent, waiver or ratification given or action taken without the prior written consent of the Collateral Agent which would violate any provision of this Agreement or the Forbearance Agreement; and

(B)
Such Debtor shall be entitled to receive and retain any and all dividends, distributions and interest paid in respect of any of the Pledged Shares and to use and expend the same in the normal course of business in accordance with the Forbearance Budget.

(ii)	Upon the direction from the Majority Participating Counterparties to exercise remedies with respect to the Collateral delivered in accordance with Section 5.2:

(A)
The Collateral Agent may, upon providing simultaneous written notice to such Debtor, transfer to, or register in the name of, the Collateral Agent or any of its nominees any or all of the Pledged Shares and the Proceeds thereof (in cash or otherwise) held by the Collateral Agent hereunder, and the Collateral Agent or its nominee may thereafter, after delivery of written notice to such Debtor, exercise all voting and corporate rights at any meeting of any corporation issuing any of the Pledged Shares and any and all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining to any of the Pledged Shares as if the Collateral Agent were the absolute owner thereof, including, without limitation, the right to exchange, at its discretion, any and all of the Pledged Shares upon the merger, consolidation, reorganization, recapitalization or other readjustment of any corporation issuing any of such Pledged Shares or upon the exercise by any such issuer or the Collateral Agent of any right, privilege or option pertaining to any of the Pledged Shares and, in connection therewith, to deposit and deliver any and all of the Pledged Shares with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Collateral Agent may determine, all without liability except to account for property actually received by it; but the Collateral Agent shall have no duty to exercise any of the aforesaid rights, privileges or options, and the Collateral Agent shall not be responsible for any failure to do so or delay in so doing.

(B)
All rights of such Debtor to exercise the voting and other rights which it would otherwise be entitled to exercise pursuant to Section 4.6(a)(i)(A) and to receive the dividends, interest and other distributions which it would otherwise be authorized to receive and retain pursuant to Section 4.6(a)(i)(B) shall be suspended until such Event of Default shall no longer exist, and all such rights shall, until such Event of Default shall no longer exist, thereupon become vested in the Collateral Agent which shall thereupon have the sole right to exercise such voting and other rights and to receive, hold and dispose of dividends, interest and other distributions.

(C)
All dividends, interest and other distributions which are received by such Debtor shall be received in trust for the benefit of the Collateral Agent, shall be segregated from other funds of such Debtor and shall be forthwith paid over to the Collateral Agent as Collateral in the same form as so received (with any necessary endorsement).

(D)
Such Debtor shall execute and deliver (or cause to be executed and delivered) to the Collateral Agent all such proxies and other instruments as the Collateral Agent may reasonably request for the purpose of enabling the Collateral Agent to exercise the voting and other rights which it is entitled to exercise pursuant to this Section 4.6(a)(ii) and to receive the dividends, interest and other distributions which it is entitled to receive and retain pursuant to this Section 4.6(a)(ii). The foregoing shall not in any way limit the Collateral Agent’s power and authority granted pursuant to the other provisions of this Agreement.

(b)
Possession; Reasonable Care. The Collateral Agent shall have the right to hold in its possession all Pledged Shares pledged, assigned or transferred hereunder and from time to time constituting a portion of the Collateral. The Collateral Agent may appoint one or more agents (which in no case shall be a Debtor or an affiliate of a Debtor) to hold physical custody, for the account of the Collateral Agent, of any or all of the Collateral. Absent gross negligence, the Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which the Collateral Agent accords to its own property, it being understood that the Collateral Agent shall not have any responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not the Collateral Agent has or is deemed to have knowledge of such matters, or (ii) taking any necessary steps to preserve rights against any parties with respect to any Collateral. Following the occurrence and continuance of an Event of Default, the Collateral Agent shall be entitled to take ownership of the Pledged Shares in accordance with the UCC and the Forbearance Agreement.

Section 4.7    New Subsidiaries; Additional Collateral.

(a)
Each Person which becomes a subsidiary of a Debtor subsequent to the date hereof shall execute a joinder to the Forbearance Agreement and deliver such joinders or security agreements or other pledge documents to ensure that the assets of such subsidiary are pledged as Collateral for security of the full and prompt payment of the Obligations.

(b)
Each Debtor agrees that, except with the written consent of the Collateral Agent, it will not permit any domestic subsidiary (whether now existing or formed after the date hereof) to issue to such Debtor or any of such Debtor’s other subsidiaries any shares of stock, membership interests, partnership units, notes or other securities or instruments (including without limitation the Pledged Shares) in addition to or in substitution for any of the Collateral, unless, concurrently with each issuance thereof, any and all such shares of stock, membership interests, partnership units, notes or instruments are encumbered in favor of the Collateral Agent under this Agreement or otherwise (it being understood and agreed that all such shares of stock, membership interests, partnership units, notes or instruments issued to such Debtor shall, without further action by such Debtor or the Collateral Agent, be automatically encumbered by this Agreement as Pledged Shares)
Section 4.8    Further Assurances.

(a)
At any time and from time to time, upon the written request of the Collateral Agent, and at the sole expense of the Debtors, each Debtor shall promptly execute and deliver all such further agreements, documents and instruments and take such further action as the Collateral Agent may reasonably deem necessary or appropriate to (i) preserve, ensure the priority, effectiveness and validity of and perfect the Collateral Agent’s security interest in and pledge and collateral assignment of the Collateral (including causing the Collateral Agent’s name to be noted as Collateral Agent on any certificate of title for a titled good if such notation is a condition of the Collateral Agent’s ability to enforce its security interest in such Collateral), unless such actions are specifically waived under the terms of this Agreement and the Forbearance Agreement, (ii) carry out the provisions and purposes of this Agreement and (iii) enable the Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any of the Collateral. Except as otherwise expressly permitted by the terms of this Agreement and except for Permitted Liens, each Debtor agrees to maintain and preserve the Collateral Agent’s security interest in and pledge and collateral assignment of the Collateral hereunder and the priority thereof.

(b)
Each Debtor hereby irrevocably authorizes the Collateral Agent at any time and from time to time to file in any filing office in any jurisdiction any initial financing statements and amendments thereto that (i) indicate any or all of the Collateral upon which the Debtors have granted a Lien, and (ii) provide any other information required by Part 5 of Article 9 of the UCC, including organizational information and in the case of a fixture filing or a filing for Collateral consisting of as-extracted collateral or timber to be cut, a sufficient description of real property to which the Collateral relates. Each Debtor agrees to furnish to the Collateral Agent, promptly upon its written request, any such information required by the preceding paragraph at such Debtor’s sole cost and expense.

Section 4.9    Priority of Liens. Notwithstanding anything in this Agreement to the contrary, and as provided in the Intercreditor Agreement, (x) the liens securing the Subordinated Note shall be subordinated in priority to the Liens created hereunder and (y) the payment obligations of the Debtors with respect to the Subordinated Note shall be subordinated in right of payment to the Obligations.
ARTICLE 5
Appointment of Collateral Agent as Agent
Section 5.1    Appointment of Collateral Agent as Agent. Each Participating Counterparty irrevocably appoints and authorizes the Collateral Agent to act on behalf of such

Participating Counterparty under this Agreement and the Forbearance Agreement and to exercise such powers hereunder and thereunder as are specifically delegated to the Collateral Agent by the terms hereof and thereof, together with such powers as may be reasonably incidental thereto, including without limitation the power to execute or authorize the execution of financing or similar statements or notices, and other documents. In performing its functions and duties under this Agreement, the Collateral Agent shall act solely as agent of the Participating Counterparties and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for any Debtor. Each Participating Counterparty, subject to the terms and conditions of this Agreement, grants the Collateral Agent full power and authority as attorney-in-fact to institute and maintain actions, suits or proceedings for the collection and enforcement of any rights under this Agreement or the Collateral and to file such proofs of debt or other documents as may be necessary to have the claims of the Participating Counterparties allowed in any proceeding relative to any Debtor, or their respective creditors or affecting their respective properties, and to take such other actions which the Collateral Agent considers to be necessary or desirable for the protection, collection and enforcement of the Applicable Agreements, this Agreement or the Forbearance Agreement. The Collateral Agent and the Participating Counterparties acknowledge and agree that any proceeds of Collateral collected or received by the Collateral Agent shall be held by the Collateral Agent for the benefit of the Participating Counterparties and shall be distributed to such Participating Counterparties only upon the determination of each Participating Counterparty’s Pro Rata Realized Losses in accordance with the Forbearance Agreement.
Section 5.2    Scope of Collateral Agent’s Duties. The Collateral Agent shall have no duties or responsibilities except those expressly set forth herein, and shall not, by reason of this Agreement or otherwise, have a fiduciary relationship with any Participating Counterparty (and no implied covenants or other obligations shall be read into this Agreement against the Collateral Agent). None of the Collateral Agent, its Affiliates or any of their respective directors, officers, employees or agents shall be liable to any Debtor for any action taken or omitted to be taken by it or them under this Agreement or any document executed pursuant hereto or incidental to the Collateral Agent’s duties hereunder, or in connection herewith or therewith with the consent or at the request of such Debtor (except for its or their own willful misconduct or gross negligence). Except as otherwise expressly provided that the Collateral Agent shall take any action, assert such rights, and pursue remedies available to it under this Agreement or in the Forbearance Agreement and subject to the terms hereof (including Section 6.7) without written direction of the Majority Participating Counterparties, the Collateral Agent will only take such action, assert such rights and pursue such remedies under this Agreement and the Forbearance Agreement as directed in writing by the Majority Participating Counterparties; provided, however, that the Collateral Agent shall not be required to act or omit to act if, in the reasonable judgment of the Collateral Agent, such action or omission may expose the Collateral Agent to personal liability for which the Collateral Agent has not been satisfactorily indemnified hereunder or is contrary to this Agreement, any of the Applicable Agreements, the Forbearance Agreement, or applicable law. The Participating Counterparties agree to be bound by actions taken by the Collateral Agent at the written direction of the Majority Participating Counterparties and agree that in taking any such action (or refusing to act), the Collateral Agent shall be fully protected, indemnified, and held harmless pursuant to the terms hereof. Any direction from the Majority Participating Counterparties shall include such certifications of fact as reasonably requested by the Collateral Agent, including a certification that the directing parties constitute the Majority Participating Counterparties at such time. Each of the Participating Counterparties hereby directs the Collateral Agent to execute the Intercreditor Agreement on the date hereof and, on and after the date hereof, to execute the Deposit Account Control Agreements, any securities or collateral account control agreement with respect to an account or accounts listed on Schedule 3.3, and all acknowledgment agreements and other documents or instruments entered into with custodians, servicers, or trustees with respect to the Liens granted in this Agreement presented to the Collateral Agent by counsel to the Debtors.
Section 5.3    Collateral Matters. The Collateral Agent is authorized on behalf of all the Participating Counterparties, without the necessity of any notice to or further consent from the Participating Counterparties, from time to time to take any action with respect to any Collateral or the Collateral Documents which may be necessary to perfect and maintain a perfected security interest in and Liens upon the Collateral granted pursuant to the Forbearance Agreement. The Participating Counterparties irrevocably authorize the Collateral Agent, in its reasonable discretion, to release or terminate any Lien granted to or held by the Collateral Agent upon any Collateral (a) upon the full repayment of all Obligations payable under all of the Applicable Agreements; (b) constituting property (including, without limitation, Equity Interests in any Person) sold or to be sold or disposed of as part of or in connection with any disposition (whether by sale, by merger or by any other form of transaction and including the property of any subsidiary that is disposed of as permitted hereby) permitted in accordance with the terms of this Agreement or otherwise consented to by the Participating Counterparties; (c) constituting property in which a Debtor owned no interest at the time the Lien was granted or at any time thereafter; or (d) if otherwise approved, authorized or ratified in writing by the Participating Counterparties.
Section 5.4    Turnover. In the event that any Participating Counterparty is in possession of any proceeds described in clause (iv) of Section 6 of the Forbearance Agreement, such proceeds shall constitute Collateral and be held by such Participating Counterparty in trust for the benefit of, and shall be paid forthwith over and delivered to the Collateral Agent, for application to the Obligations in accordance with Section 7.5 of this Agreement.
ARTICLE 6
Rights of the Collateral Agent
Section 6.1    Power of Attorney. Each Debtor hereby irrevocably constitutes and appoints the Collateral Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the name of such Debtor or in its own name, to take, after the occurrence and during the continuance of an Event of Default, any and all actions, and to execute any and all documents and instruments which the Collateral Agent at any time and from time to time deems reasonably necessary, to accomplish the purposes of this Agreement and, without limiting the generality of the foregoing, such Debtor hereby gives the Collateral Agent the power and right on behalf of such Debtor and in its own name to do any of the following after the occurrence and during the continuance of an Event of Default, without notice to or the consent of such Debtor:

(a)	to demand, sue for, collect or receive, in the name of such Debtor or in its own name, any money or property at any time payable or receivable on account of or in exchange for any of the Collateral and, in connection therewith, endorse checks, notes, drafts, acceptances, money orders, documents of title or any other instruments for the payment of money under the Collateral or any policy of insurance;

(b)	to pay or discharge taxes, liens or security interests (other than Permitted Liens) or other encumbrances levied or placed on or threatened against the Collateral;

(c)
(i) to direct account debtors and any other parties liable for any payment under any of the Collateral to make payment of any and all monies due and to become due thereunder directly to the Participating Counterparties; (ii) to receive payment of and receipt for any and all monies, claims and other amounts due and to become due at any time in respect of or arising out of any Collateral; (iii) to sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, proxies, stock powers, verifications and notices in connection with accounts and other documents relating to the Collateral; (iv) to commence and prosecute any suit, action or proceeding at law or in equity in any court of competent jurisdiction to collect the Collateral or any part thereof and to enforce any other right in respect of any Collateral; (v) to defend any suit, action or proceeding brought against such Debtor with respect to any Collateral; (vi) to settle, compromise or adjust any suit, action or proceeding described above and, in connection therewith, to give such discharges or releases as the Collateral Agent may deem appropriate; (vii) to exchange any of the Collateral for other property upon any merger, consolidation, reorganization, recapitalization or other readjustment of the issuer thereof and, in connection therewith, deposit any of the Collateral with any committee, depositary, transfer agent, registrar or other designated agency upon such terms as the Collateral Agent may determine; (viii) to add or release any guarantor, indorser, surety or other party to any of the Collateral; (ix) to renew, extend or otherwise change the terms and conditions of any of the Collateral; (x) to make, settle, compromise or adjust any claim under or pertaining to any of the Collateral (including claims under any policy of insurance); and (xi) to sell, transfer, pledge, convey, make any agreement with respect to, or otherwise deal with, any of the Collateral as fully and completely as though the Collateral Agent were the absolute owner thereof for all purposes, and to do, at the Collateral Agent’s option and such Debtor’s expense, at any time, or from time to time, all acts and things which the Collateral Agent deems necessary to protect, preserve, maintain, or realize upon the Collateral and the Collateral Agent’s security interest therein.

This power of attorney is a power coupled with an interest and shall be irrevocable. The Collateral Agent shall be under no duty to exercise or withhold the exercise of any of the rights, powers, privileges and options expressly or implicitly granted to the Collateral Agent in this Agreement, and shall not be liable for any failure to do so or any delay in doing so. This power of attorney is conferred on the Collateral Agent solely to protect, preserve, maintain and realize upon its security interest in the Collateral. The Collateral Agent shall not be responsible for any decline in the value of the Collateral and shall not be required to take any steps to preserve rights against prior parties or to protect, preserve or maintain any Lien securing the Collateral.

Section 6.2    Setoff. Each Participating Counterparty shall have setoff rights to the extent set forth in Section 6 of the Forbearance Agreement.
Section 6.3    Assignment by the Collateral Agent. The Collateral Agent shall only transfer all or any portion of its rights and obligations as Collateral Agent under this Agreement to any other Person to the extent consented to in writing by the Majority Participating Counterparties.
Section 6.4    Performance by the Collateral Agent. If any Debtor shall fail to perform any covenant or agreement contained in this Agreement, the Collateral Agent may (but shall not be obligated to) perform or attempt to perform such covenant or agreement on behalf of the Debtors, in which case the Collateral Agent shall exercise good faith and make diligent efforts to give Debtors prompt prior written notice of such performance or attempted performance. In such event, the Debtors shall, at the request of the Collateral Agent, promptly pay any reasonable amount expended by the Collateral Agent in connection with such performance or attempted performance to the Collateral Agent. Notwithstanding the foregoing, it is expressly agreed that the Collateral Agent shall not have any liability or responsibility for the performance (or non-performance) of any obligation of the Debtors under this Agreement.
Section 6.5    Certain Costs and Expenses. The Collateral Agent Fee shall be payable to the Collateral Agent by the Debtors. The Debtors shall pay or reimburse the Collateral Agent within thirty (30) Business Days after demand for all reasonable costs and expenses (including reasonable attorneys’ and paralegal fees) incurred by it in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement and the Forbearance Agreement. The agreements in this Section 6.5 shall survive the payment in full of the Obligations. Notwithstanding the foregoing, the reimbursement of any fees and expenses incurred by the Participating Counterparties shall be governed by the terms and conditions of the Forbearance Agreement.
Section 6.6    Indemnification. The Debtors shall indemnify, defend and hold the Collateral Agent and each Participating Counterparty and each of their respective officers, directors, employees, counsel, agents and attorneys-in-fact (each, an “Indemnified Person”) harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses and disbursements (including reasonable attorneys’ and paralegal fees) of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against any such Indemnified Person in any way relating to or arising out of this Agreement (including reasonable attorneys’ fees and paralegal fees and expenses incurred in enforcing its indemnification rights hereunder) or any document relating to or arising out of or referred to in this Agreement, the Forbearance Agreement, the Applicable Agreements or the transactions contemplated hereby, or any action taken or omitted by any such Indemnified Person under or in connection with any of the foregoing, including with respect to any investigation, litigation or proceeding (including any bankruptcy proceeding or appellate proceeding) related to or arising out of this Agreement, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the “Indemnified Liabilities”); provided, that the Debtors shall have no obligation under this Section 6.6 to any Indemnified Person with respect to Indemnified Liabilities to the extent resulting from the gross negligence or willful misconduct of such Indemnified Person (as determined by a court of competent jurisdiction in a final and non-appealable judgment). The agreements in this Section 6.6 shall survive payment of all other Obligations.
Section 6.7    Rights, Protections, and Immunities.

(a)
The Collateral Agent may not be relieved from liability for its own grossly negligent action, its own grossly negligent failure to act or its own willful misconduct (in each case, as agreed to by the Collateral Agent or as otherwise determined by a court of competent jurisdiction), except that:

(i)
the Collateral Agent shall not be liable for any error of judgment made in good faith by an officer of the Collateral Agent unless it is proved that the Collateral Agent was grossly negligent in ascertaining the pertinent facts, as agreed to by the Collateral Agent or as otherwise determined by a court of competent jurisdiction;

(ii)
the Collateral Agent shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to this Agreement and the Forbearance Agreement; and

(iii)
anything in this Agreement to the contrary notwithstanding, and to the fullest extent permissible by law, in no event shall the Collateral Agent be liable for special, punitive, consequential or indirect damages of any kind whatsoever (including, among other things, lost profits), even if the Collateral Agent, or any of its directors, officers, agents, or employees, has been advised of the likelihood of such loss or damage and regardless of the form of action.

(b)	The Collateral Agent shall not be liable for interest on any money received by it.

(c)	Money held in trust by the Collateral Agent need not be segregated from other funds except to the extent required by law or the terms of this Agreement or the Forbearance Agreement.

(d)
No provision of this Agreement shall require the Collateral Agent to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, unless repayment of such funds or indemnity satisfactory to the Collateral Agent shall have been received by the Collateral Agent.

(e)
Every provision of this Agreement relating to the conduct or affecting the liability of or affording protection to the Collateral Agent shall be subject to the provisions of this Section 6.7 and to the provisions of the Forbearance Agreement.

(f)
The Collateral Agent shall (i) not be charged with knowledge of any Event of Default or be required to act based on any other event unless written notice of such event shall have been given to a Responsible Officer of the Collateral Agent by the Majority

Participating Counterparties in accordance with the provisions of this Agreement and the Forbearance Agreement and (ii) have no duty to take any action to determine whether any such Event of Default has occurred. Publicly available information by itself shall not constitute actual or constructive knowledge unless a Responsible Officer shall have actual knowledge or has received written notice of such publicly available information. For purposes of determining the Collateral Agent’s responsibility and liability hereunder, whenever reference is made in this Agreement to any event (including, but not limited to, an Event of Default), such reference shall be construed to refer only to such event of which the Collateral Agent has received notice as described in this Section.

(g)
In no event shall the Collateral Agent be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, pandemic, quarantine, shelter-in-place orders issued by a Government Authority, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, provided such failure or delay in performance could not have been prevented by the taking of commercially reasonable precautions such as the implementation and execution of disaster recovery plans. The Collateral Agent shall use reasonable efforts which are consistent with accepted practices in the banking industry to prevent any failure or delay in performance and to resume performance as soon as practicable under the circumstances.

(h)
The Collateral Agent shall have no responsibility or liability for or with respect to (i) the legality, validity or enforceability of any collateral document or the Collateral, (ii) the preparation, filing or accuracy of any financing statement or continuation statement, or (iii) the perfection or priority of any interest of the Collateral Agent in the Collateral, or the monitoring or maintenance of any such perfection or priority.

(i)	Any permissive or discretionary right of the Collateral Agent under this Agreement shall not be construed as a duty of the Collateral Agent, as applicable.

(j)	The Collateral Agent shall not be under any obligation to take any action in the performance of its respective duties hereunder that would be in violation of applicable law.

(k)
The Collateral Agent is hereby authorized and directed to enter into this Agreement, the Deposit Account Control Agreements and the Intercreditor Agreement. The Collateral Agent shall have no obligation or duty to exercise any right or obligation of the Collateral Agent under any other document unless provided with written direction to do so by the Majority Participating Counterparties.

(l)
Except as expressly provided herein, the Collateral Agent shall not have any obligation to see to the payment or discharge of any liens (other than the liens created hereunder) upon the Collateral, or to see to the application of any amounts secured thereby (other than as directed by the Participating Counterparties) or to the delivery or transfer to any Person of any property released from any such lien, or to give notice to or make demand upon any mortgagor, mortgagee, trustor, beneficiary or other Person for the delivery or transfer of any such property.

(m)
The Collateral Agent shall not be accountable to any Person for the use or application of any deposited monies or of any property or securities or the proceeds thereof that shall be released or withdrawn in accordance with the provisions hereof or of any property or securities or the proceeds thereof that shall be released from any lien created hereunder in accordance with the provisions hereof, and the Collateral Agent shall not have any liability for the acts of other parties that are not in accordance with the provisions hereof.

(n)
The Collateral Agent shall not be liable for failing to comply with its obligations under this Agreement or any related document in so far as the performance of such obligations is dependent upon the timely receipt of instructions and/or other information from any other Person which are not received or not received by the time required.

(o)
The Collateral Agent may accept and reasonably rely on all accounting, records and work of any Person provided to it by or on behalf of the Debtors or the Participating Counterparties without audit, and the Collateral Agent shall have no liability for the acts or omissions of any Persons. If any error, inaccuracy or omission (collectively, “Errors”) exist in any information received, and such Errors should cause or materially contribute to the Collateral Agent making or continuing any Error (collectively, “Continued Errors”), the Collateral Agent shall have no liability for such Continued Errors.

(p)
If at any time the Collateral Agent is served with any arbitral, judicial or administrative order, judgment, award, decree, writ or other form of arbitral, judicial or administrative process which in any way affects this Agreement, the Collateral, or any part thereof or funds held by it (including, but not limited to, orders of attachment or garnishment or other forms of levies or injunctions), it shall (i) forward a copy of such arbitral, judicial or administrative order, judgment, award, decree, writ or other form of arbitral, judicial or administrative process to the Participating Counterparties and the Debtors (to the extent not prohibited by applicable law) and (ii) be authorized to comply therewith in any manner as it or its legal counsel of its own choosing deems appropriate; and if the Collateral Agent complies with any such arbitral, judicial or administrative order, judgment, award, decree, writ or other form of arbitral, judicial or administrative process, the Collateral Agent shall not be liable to any of the parties hereto or to any other Person even though such order, judgment, award, decree, writ or process may be subsequently modified or vacated or otherwise determined to have been without legal force or effect.

(q)	Except as otherwise expressly provided herein, the Collateral Agent shall not be required to ascertain or inquire as to the performance or observance of any of the covenants or agreements contained herein or in any other instruments to be performed or observed by the Debtors.

(r)
The Collateral Agent may conclusively rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Collateral Agent need not investigate any fact or matter stated in the document. Notwithstanding the foregoing, the Collateral Agent, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, directions, consents, requests, orders or other instruments furnished to the Collateral Agent that shall be specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they comply as to conform to the requirements of this Agreement.

(s)
The Collateral Agent may execute any of the powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian or nominee, and the Collateral Agent shall not be responsible for any misconduct or negligence on the part of, or for the supervision of, any such agent, attorney, custodian or nominee appointed with due care by it hereunder.

(t)
Except if expressly provided herein that the Collateral Agent is required to act or refrain from acting, if the Collateral Agent is unsure as to the application of the terms of this Agreement to a particular situation or believes that a proposed action may lead the Collateral Agent to incur financial liability, before the Collateral Agent acts or refrains from acting, it may require an officer’s certificate from a Participating Counterparty (acknowledged and consented to by the Majority Participating Counterparties) and the cost of any officer’s certificate shall be an expense of the Person requesting the Collateral Agent to act or refrain from acting. The Collateral Agent shall not be liable for any action it takes or omits to take in good faith in reliance on an officer’s certificate.

(u)
The Collateral Agent shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, that the Collateral Agent’s conduct does not constitute willful misconduct or gross negligence.

(v)
The Collateral Agent may consult with counsel at the expense of the Debtors, and the advice or opinion of counsel with respect to legal matters relating to this Agreement and the Collateral shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel; provided, however, that nothing in this paragraph shall limit the ability of the Debtors to recover Collateral from the Collateral Agent upon the payment of the Obligations in full in cash or the cure or waiver of any Event of Default. The Collateral Agent shall not be under any obligation to take any action in the performance of its respective duties hereunder that would be in violation of applicable law.

(w)
Except for those actions that the Collateral Agent is required to take hereunder without written direction, the Collateral Agent shall not have any obligation, duty or liability to take any action or to refrain from taking any action hereunder that requires written direction in the absence of such written direction as provided hereunder.

(x)
All action taken by the Collateral Agent under any related document (including any servicer acknowledgment, servicing agreement, account control agreement, or Applicable Agreement) shall be covered by the Collateral Agent’s protective provisions set forth herein, including Section 6.6 and Section 6.7.

Section 6.8    Resignation and Removal of the Collateral Agent.

(a)
The Collateral Agent may: (i) terminate its obligations as Collateral Agent under this Agreement (subject to the terms set forth herein) upon at least 30 days’ prior written notice to the Debtors and the Participating Counterparties; provided, however, that without the written consent of the Majority Participating Counterparties, such resignation will not be effective until a successor Collateral Agent reasonably acceptable to the Majority Participating Counterparties and the Debtors shall have accepted appointment by the Participating Counterparties as Collateral Agent, pursuant hereto and shall have agreed to be bound by the terms of this Agreement; or (ii) be removed upon at least 30 days’ prior written notice by the Majority Participating Counterparties, delivered to the Collateral Agent, the Debtors, and the Participating Counterparties. In the event of such termination or removal, the Majority Participating Counterparties, with the written consent of the Debtors so long as no Event of Default shall be outstanding (which consent shall not be unreasonably conditioned, withheld, or delayed), shall appoint a successor Collateral Agent. If, however, a successor collateral agent is not appointed by the Majority Participating Counterparties within 90 days after the giving of notice of resignation, the Collateral Agent may petition a court of competent jurisdiction for the appointment of a successor collateral agent.

(b)
Any successor Collateral Agent appointed pursuant hereto shall execute, acknowledge, and deliver to the Debtors, the predecessor Collateral Agent, and the Participating Counterparties, an instrument accepting such appointment under this Agreement. Thereupon, the resignation or removal of the predecessor Collateral Agent shall become effective and such successor Collateral Agent, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties, and obligations of its predecessor as Collateral Agent under this Agreement, with like effect as if originally named as Collateral Agent. The predecessor Collateral Agent shall upon payment of its fees and expenses deliver to the successor Collateral Agent all documents and statements and monies held by it under this Agreement; and the Debtors and the predecessor Collateral Agent shall execute and deliver such instruments and do such things as may reasonably be required for fully and certainly vesting and confirming in the successor Collateral Agent all such rights, powers, duties, and obligations.
ARTICLE 7
Default
Section 7.1    Rights and Remedies. If an Event of Default shall have occurred and be continuing, the Collateral Agent may, upon a direction from the Majority Participating Counterparties, exercise the following rights and remedies:

(a)	The Collateral Agent may exercise any of the rights and remedies set forth in this Agreement (including, without limitation, Article 6 hereof).

(b)
In addition to all other rights and remedies granted to the Collateral Agent in this Agreement, the Collateral Agent shall have all of the rights and remedies of a Collateral Agent under the UCC (whether or not the UCC applies to the affected Collateral) and the Collateral Agent may also, without previous demand or notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker’s board or at any of the Collateral Agent’s offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Collateral Agent may, in its reasonable discretion, deem commercially reasonable or otherwise as may be permitted by law. Without limiting the generality of the foregoing, the Collateral Agent may (i) without demand or notice to the Debtors (except as required under applicable law), collect, receive or take possession of the Collateral or any part thereof, and for that purpose the Collateral Agent (and/or its agents, servicers or other independent contractors) may enter upon any premises on which the Collateral is located and remove the Collateral therefrom or render it inoperable, and/or (ii) sell, lease or otherwise dispose of the Collateral, or any part thereof, in one or more parcels at public or private sale or sales, at the Collateral Agent’s offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Collateral Agent may, in its reasonable discretion, deem commercially reasonable or otherwise as may be permitted by law. The Collateral Agent shall have the right at any public sale or sales, and, to the extent permitted by applicable law, at any private sale or sales, to bid (which bid may be, in whole or in part, in the form of cancellation of indebtedness) and become a purchaser of the Collateral or any part thereof free of any right of redemption on the part of the Debtors, which right of redemption is hereby expressly waived and released by the Debtors to the extent permitted by applicable law. The Collateral Agent may require the Debtors to assemble the Collateral and make it available to the Collateral Agent at any place designated by the Collateral Agent to allow the Collateral Agent to take possession or dispose of such Collateral. The Debtors agree that the Collateral Agent shall not be obligated to give more than ten (10) days prior written notice of the time and place of any public sale or of the time after which any private sale may take place and that such notice shall constitute reasonable notice of such matters. The foregoing shall not require notice if none is required by applicable law. The Collateral

Agent shall not be obligated to make any sale of Collateral if, in the exercise of its reasonable discretion, it shall determine not to do so, regardless of the fact that notice of sale of Collateral may have been given. The Collateral Agent may, without notice or publication (except as required by applicable law), adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. The Debtors shall be liable for all reasonable expenses of retaking, holding, preparing for sale or the like, and all reasonable attorneys’ fees, legal expenses and other costs and expenses incurred by the Collateral Agent in connection with the collection of the Obligations and the enforcement of the Collateral Agent’s rights under this Agreement. The Debtors shall, to the extent permitted by applicable law, remain liable for any deficiency if the proceeds of any such sale or other disposition of the Collateral (conducted in conformity with this clause (b) and applicable law) applied to the Obligations are insufficient to pay the Obligations in full. The Collateral Agent shall apply the proceeds from the sale of the Collateral hereunder against the Obligations as set forth herein.

(c)	The Collateral Agent may cause any or all of the Collateral held by it to be transferred into the name of the Collateral Agent or the name or names of the Collateral Agent’s nominee or nominees.

(d)
The Collateral Agent may exercise any and all rights and remedies of the Debtors under or in respect of the Collateral, including, without limitation, any and all rights of the Debtors to demand or otherwise require payment of any amount under, or performance of any provision of any of the Collateral and any and all voting rights and corporate powers in respect of the Collateral.

(e)
On any sale of the Collateral, the Collateral Agent is hereby authorized to comply with any limitation or restriction with which compliance is necessary (based on a reasoned opinion of the Collateral Agent’s counsel) in order to avoid any violation of applicable law or in order to obtain any required approval of the purchaser or purchasers by any applicable Governmental Authority.

(f)
The Collateral Agent may direct account debtors and any other parties liable for any payment under any of the Collateral to make payment of any and all monies due and to become due thereunder directly to the Participating Counterparties.

(g)
For purposes of enabling the Collateral Agent to exercise its rights and remedies under this Section 7.1 and enabling the Collateral Agent and its successors and assigns to enjoy the full benefits of the Collateral, the Debtors hereby grant to the Collateral Agent an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to the Debtors) to use, assign, license or sublicense any of the Computer Records or Software (including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and all computer programs used for the completion or printout thereof), exercisable upon the occurrence and during the continuance of an Event of Default (and thereafter if the Collateral Agent succeeds to any of the Collateral pursuant to an enforcement proceeding or voluntary arrangement with Debtor), except as may be prohibited by any licensing agreement relating to such Computer Records or Software. This license shall also inure to the benefit of all successors, assigns, transferees of and purchasers from the Collateral Agent.
Section 7.2    Private Sales.

(a)
In view of the fact that applicable securities laws may impose certain restrictions on the method by which a sale of the Pledged Shares may be effected after an Event of Default, Debtors agree that upon the occurrence and during the continuance of an Event of Default, the Collateral Agent may from time to time attempt to sell all or any part of the Pledged Shares by a private sale in the nature of a private placement, restricting the bidders and prospective purchasers to those who will represent and agree that they are “accredited investors” within the meaning of Regulation D promulgated pursuant to the Securities Act of 1933, as amended (the “Securities Act”), and are purchasing for investment only and not for distribution. In so doing, the Collateral Agent may solicit offers for the Pledged Shares, or any part thereof, from a limited number of investors who might be interested in purchasing the Pledged Shares. Without limiting the methods or manner of disposition which could be determined to be commercially reasonable, if the Collateral Agent hires a firm of regional or national reputation that is engaged in the business of rendering investment banking and brokerage services to solicit such offers and facilitate the sale of the Pledged Shares, then the Collateral Agent’s acceptance of the highest offer (including its own offer) obtained through such efforts of such firm shall be deemed to be a commercially reasonable method of disposition of such Pledged Shares. The Collateral Agent shall not be under any obligation to delay a sale of any of the Pledged Shares for the period of time necessary to permit the issuer of such securities to register such securities under the laws of any jurisdiction outside the United States, under the Securities Act or under any applicable state securities laws, even if such issuer would agree to do so.

(b)
The Debtors further agree to do or cause to be done, to the extent that the Debtors may do so under applicable law, all such other reasonable acts and things as may be necessary to make such sales or resales of any portion or all of the Collateral valid and binding and in compliance with any and all applicable laws, regulations, orders, writs, injunctions, decrees or awards of any and all courts, arbitrators or governmental instrumentalities, domestic or foreign, having jurisdiction over any such sale or sales, all at the Debtors’ expense.

Section 7.3    Cash Collateral Accounts.

(a)
On or before April 24, 2020, the Debtors shall enter into deposit account control agreements (the “Deposit Account Control Agreements”) with the Collateral Agent and each applicable bank with respect to the Deposit Accounts set forth on Schedule

3.3 (each such account, a “Cash Collateral Account”). The Deposit Account Control Agreements shall remain in effect until the payment of the Obligations in full in cash. The Debtors shall be permitted to use cash in any such Cash Collateral Account to pay the reasonable fees and expenses of the Debtors’ professionals and to otherwise make disbursements that are in accordance with the Forbearance Budget (subject to Permitted Variances). The Collateral Agent may, with the consent of the Majority Participating Counterparties, agree in writing to the use of cash in any Cash Collateral Account which does not conform to the Forbearance Budget. If such consent is given, the use of such cash shall not be included in any calculation of the Debtors’ compliance with clause (ii) of the definition of “Event of Default”.

(b)
In the case of any Event of Default under this Agreement, any and all cash (including amounts received by electronic funds transfer), checks, drafts and other instruments for the payment of money received by each Debtor at any time, in full or partial payment of any of the Collateral consisting of Accounts, shall forthwith upon receipt be transmitted and delivered to the Collateral Agent, properly endorsed, where required, so that such items may be collected by the Collateral Agent. Any such amounts and other items received by a Debtor shall not be commingled with any other of such Debtor’s funds or property, but will be held separate and apart from such Debtor’s own funds or property, and upon express trust for the benefit of the Collateral Agent until delivery is made to the Collateral Agent. All items or amounts which are delivered by or for the benefit of a Debtor to the Collateral Agent on account of partial or full payment of, or any other amount payable with respect to, any of the Collateral shall, at the Collateral Agent’s option, be applied to any of the Obligations, whether then due or not. No Debtor shall have any right whatsoever to withdraw any funds so deposited. Each Debtor further grants to the Collateral Agent a security interest in and Lien on all funds on deposit in such account. Each Debtor hereby irrevocably authorizes and directs the Collateral Agent to endorse all items received for deposit to the Cash Collateral Account, notwithstanding the inclusion on any such item of a restrictive notation, e.g., “paid in full”, “balance of account”, or other restriction. Any items or amounts which are delivered to the Collateral Agent shall remain uninvested and shall not earn interest.

(c)
Notwithstanding Section 7.3(a) - (b) or any other provision of this Agreement to the contrary, the Lien of the Collateral Agent on the cash in the Cash Collateral Account in the name of AG Mortgage Investment Trust, Inc. shall be subject and subordinated to payment of the Carve-Out. If an Event of Default shall have occurred and be continuing, the Collateral Agent may only exercise remedies hereunder and under the Deposit Account Control Agreement following delivery of a Carve-Out Trigger Notice to the Debtors and to the depository bank or banks party to the Deposit Account Control Agreements. Immediately upon the delivery of a Carve-Out Trigger Notice, an amount of cash in the Cash Collateral Account equal to the Carve-Out Cap shall be segregated and reserved for, and remain available to, the Debtors for use by the Debtors to pay the fees and expenses provided for by the Carve-Out, without any reduction of the Obligations.

Section 7.4    [Reserved].
Section 7.5    Application of Proceeds. (a) If an Event of Default shall have occurred and be continuing, upon a determination of each Participating Counterparty’s Pro Rata Realized Losses, the Collateral Agent, upon written instruction from the Majority Participating Counterparties setting forth the amounts to be paid and the payees with particularity, may apply (i) any cash held in the Cash Collateral Account and (ii) the proceeds of any sale or other disposition of all or any part of the Collateral, in the following order of priorities:
first,        to pay the expenses of such sale or other disposition, including reasonable compensation to agents of and counsel for the Collateral Agent, and all expenses, liabilities and advances incurred or made by the Collateral Agent in connection with the Security Documents or any other related document, and any other amounts then due and payable to the Collateral Agent pursuant to Section 6.6;
second,    to pay ratably the Pro Rata Realized Losses of the Participating Counterparties;
third,        to pay the Subordinated Noteholder on account of the Subordinated Note; and
finally,        to pay to the Debtors, or as a court of competent jurisdiction may direct, any surplus then remaining from the proceeds of the Collateral owned by it.
ARTICLE 8
Miscellaneous
Section 8.1    No Waiver; Cumulative Remedies. No failure on the part of the Collateral Agent to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. The rights and remedies provided for in this Agreement are cumulative and not exclusive of any rights and remedies provided by law.
Section 8.2    Successors and Assigns. Subject to the terms and conditions of the Forbearance Agreement, this Agreement shall be binding upon and inure to the benefit of the Debtors and the Collateral Agent and their respective heirs, successors and assigns, except that the Debtors may not assign any of their rights or obligations under this Agreement without the prior written consent of the Collateral Agent.
Section 8.3    AMENDMENT; ENTIRE AGREEMENT. THIS AGREEMENT AND THE FORBEARANCE AGREEMENT REFERRED TO HEREIN EMBODY THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO AND SUPERSEDES ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF AND

MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES HERETO. The provisions of this Agreement may be amended or waived only by an instrument in writing signed by no less than the Debtors, the Majority Participating Counterparties and any other Party hereto that would be adversely affected by such amendment or waiver; provided, however, that the consent of all Participating Counterparties shall be required to: (i) amend the definitions of Event of Default, Majority Participating Counterparties, Participating Counterparties, and Pro Rata Realized Losses; amend Section 7.5, (iii) release any Lien on Collateral; or (iii) amend this Section 8.3.
Section 8.4    Notices. All notices, requests, consents, approvals, waivers and other communications hereunder shall be in writing (including, by facsimile transmission) and mailed, faxed or delivered to: (i) if to the Debtors, to AG Mortgage Trust, Inc., c/o Angelo, Gordon & Co., L.P., 245 Park Avenue, New York, NY 10167, Attn: Raul Moreno, RMoreno@angelogordon.com, with a copy, which shall not constitute notice, to Hunton Andrews Kurth LLP, 200 Park Avenue, New York, New York 10166, Attn: Peter S. Partee Sr., ppartee@huntonak.com; (ii) if to the Collateral Agent, to Wilmington Trust, National Association, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890, Attn: Corporate Trust Administration, jluce@wilmingtontrust.com, and (iii) if to a Participating Counterparty, to the address, email address or facsimile number specified for notices for such Participating Counterparty on signature pages hereto; or, as directed to the Debtors or the Collateral Agent, to such other address or number as shall be designated by such Party in a written notice to the other Parties. All such notices, requests and communications shall, when sent by overnight delivery, or faxed, be effective when delivered for overnight (next Business Day) delivery, or transmitted in legible form by facsimile machine (with electronic confirmation of receipt), respectively, or if mailed, upon the third Business Day after the date deposited into the U.S. mail, or if otherwise delivered, upon delivery; except that notices to the Collateral Agent shall not be effective until actually received by the Collateral Agent.
Section 8.5    GOVERNING LAW; SUBMISSION TO JURISDICTION; SERVICE OF PROCESS.

(a)
THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, NOTWITHSTANDING ITS CONFLICT OF LAWS PRINCIPLES OR ANY OTHER RULE, REGULATION OR PRINCIPLE THAT WOULD RESULT IN THE APPLICATION OF ANY OTHER STATE’S LAW.

(b)
EACH PARTY HERETO HEREBY CONSENTS TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE BOROUGH OF MANHATTAN, CITY OF NEW YORK, STATE OF NEW YORK AND APPELLATE COURTS FROM EITHER OF THEM AND IRREVOCABLY AGREES THAT ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE LITIGATED IN SUCH COURTS. EACH PARTY HERETO EXPRESSLY SUBMITS AND

CONSENTS TO THE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS.
Section 8.6    Headings. The headings, captions, and arrangements used in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.
Section 8.7    Survival of Representations and Warranties. All representations and warranties made in this Agreement or in any certificate delivered pursuant hereto shall survive the execution and delivery of this Agreement, and no investigation by the Collateral Agent shall affect the representations and warranties or the right of the Collateral Agent to rely upon them.
Section 8.8    Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or in electronic format shall be effective as delivery of a manually executed counterpart of this Agreement.
Section 8.9    Waiver of Bond. In the event the Collateral Agent seeks to take possession of any or all of the Collateral by judicial process, the Debtors hereby irrevocably waive any bonds and any surety or security relating thereto that may be required by applicable law as an incident to such possession, and waives any demand for possession prior to the commencement of any such suit or action.
Section 8.10    Severability. Any provision of this Agreement which is determined by a court of competent jurisdiction to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
Section 8.11    Construction. Each Debtor and the Collateral Agent acknowledge that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement with its legal counsel and that this Agreement shall be construed as if jointly drafted by the Debtors and the Collateral Agent.
Section 8.12    Termination; Reinstatement. If all of the Obligations (other than contingent liabilities pursuant to any indemnity, including without limitation Section 6.5 and Section 6.6 hereof, for claims which have not been asserted, or which have not yet accrued) shall have been paid and performed in full (in cash), the Collateral Agent shall, upon the written request of the Debtors (which shall be delivered to the Collateral Agent and the Participating Counterparties) and in the absence of an objection in writing from any Participating Counterparty received within two (2) Business Days, execute and deliver to the Debtors a proper instrument or instruments acknowledging the release and termination of the security interests created by this Agreement, and shall duly assign and deliver to the Debtors (without recourse and without any representation or warranty) such of the Collateral as may be in the possession of the Collateral Agent and has not previously been sold or otherwise applied pursuant to this Agreement; provided however that, the effectiveness of this Agreement shall continue or be reinstated, as the case may be, in the event that any payment received or credit given by the Collateral Agent is returned, disgorged, rescinded or required to be recontributed to any party as an avoidable preference, impermissible setoff, fraudulent conveyance, restoration of capital or otherwise under any applicable state, federal, or local law of any jurisdiction, including laws pertaining to bankruptcy or insolvency, and this Agreement shall thereafter be enforceable against the Debtors as if such returned, disgorged, recontributed or rescinded payment or credit has not been received or given by the Collateral Agent, and whether or not the Collateral Agent relied upon such payment or credit or changed its position as a consequence thereof.
Section 8.13    Release of Collateral. The Collateral Agent shall, upon the written request of the Debtors (which shall be delivered to the Collateral Agent and the Participating Counterparties) and in the absence of an objection in writing from any Participating Counterparty received within two (2) Business Days, execute and deliver to the Debtors a proper instrument or instruments acknowledging the release of the security interest and Liens established hereby on any Collateral (other than the Pledged Shares): if the sale or other disposition of such Collateral is permitted under the terms of this Agreement or the Forbearance Agreement and, at the time of such proposed release, both before and after giving effect thereto, no Event of Default has occurred and is continuing.
Section 8.14    WAIVER OF JURY TRIAL. EACH OF THE DEBTORS AND THE COLLATERAL AGENT KNOWINGLY, UNCONDITIONALLY AND IRREVOCABLY WAIVES ITS RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY SUCH PARTY AGAINST THE OTHER(S), WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. EACH OF THE DEBTORS AND THE COLLATERAL AGENT AGREES THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, EACH SUCH PARTY FURTHER AGREES THAT ITS RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR ANY PROVISION HEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT.
Section 8.15    Consistent Application. The rights and duties created by this Agreement shall, in all cases, be interpreted consistently with, and shall be in addition to (and not in lieu of), the rights and duties created by the Forbearance Agreement and the Intercreditor Agreement. In the event that any provision of this Agreement shall be inconsistent with any provision of the Forbearance Agreement or the Intercreditor Agreement, such provision of the Forbearance Agreement or Intercreditor Agreement, as applicable, shall govern.
Section 8.16    Continuing Lien. The security interest in and Lien on the Collateral granted under this Security Agreement shall be a continuing security interest in every respect and the

Collateral Agent’s security interest in the Collateral as granted herein shall continue in full force and effect until the payment of the Obligations in full in cash.
Section 8.17    Intent. Each grant of a Lien in the Collateral by each Debtor to the Collateral Agent pursuant to this Agreement is a transfer made for the benefit of Participating Counterparties to, and in connection with, securities contracts, repurchase agreements, and master netting agreements, as contemplated by and as such terms are used in Bankruptcy Code Sections 101(38A), 101(47), 546(e), 546(f), 546(j), and 741(7)(A).  Further, this Agreement and the Forbearance Agreement, and each grant of a Lien in Collateral by each Debtor to the Collateral Agent pursuant to this Agreement, is a credit enhancement for the benefit of the Participating Counterparties related to securities contracts, repurchase agreements, and master netting agreements, as contemplated by and as such terms are used in Bankruptcy Code Sections 101(38A), 101(47), and 741(7)(A) with respect to which the Collateral Agent and the Participating Entities are entitled to all of the protections of Bankruptcy Code Sections 362(b)(6), 362(b)(7), 362(b)(27), 546(e), 546(f),546(j), 555, 559 and 561, among other Sections.
Section 8.18    Incorporation of Full Length Omnibus Terms. The parties agree that the terms of Section 1 and Section 2 and the related defined terms of the form of bilateral template entitled “Full-Length Omnibus (for use between U.S. G-SIBs and Corporate Groups)” published by ISDA on November 2, 2018 (currently available on the 2018 ISDA U.S. Resolution Stay Protocol page at www.isda.org),  are hereby incorporated into and form a part of this Agreement, and for such purposes this Agreement shall be deemed a “Covered Agreement,” each party that is a Covered Entity shall be deemed a “Covered Entity” and each party (whether or not it is a Covered Entity) shall be deemed a “Counterparty Entity” with respect to each other party that is a Covered Entity. For purposes of the foregoing sentence “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b)..

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first written above.

AG MORTGAGE INVESTMENT TRUST, INC., as a Debtor
By: /s/ Raul E. Moreno
Name: Raul E. Moreno
Title: General Counsel

AG MIT CMO, LLC, as a Debtor
By: AG MIT, LLC, its Sole Member
By: AG MORTGAGE INVESTMENT TRUST, INC., its Member
By: /s/ Raul E. Moreno
Name: Raul E. Moreno
Title: General Counsel

By: AG MIT, LLC, as a Debtor
By: AG MORTGAGE INVESTMENT TRUST, INC., its Member
By: /s/ Raul E. Moreno
Name: Raul E. Moreno
Title: General Counsel

By: GCAT 2020-23A, LLC, as a Debtor
By: /s/ Raul E. Moreno
Name: Raul E. Moreno
Title: Authorized Signatory

By: GCAT 2020-23B, LLC, as a Debtor
By: /s/ Raul E. Moreno
Name: Raul E. Moreno
Title: Authorized Signatory

AG MIT INTERNATIONAL LLC, as a Debtor
By: AG MIT, LLC, its Member
By: AG MORTGAGE INVESTMENT TRUST, INC., its Member
By: /s/ Raul E. Moreno
Name: Raul E. Moreno
Title: General Counsel

AG MIT CMO EC LLC, as a Debtor
By: AG MIT RES LLC, its Sole Member
By: AG MIT CMO, LLC, its Sole Member
By: AG MIT, LLC, its Sole Member
By: AG MORTGAGE INVESTMENT TRUST, INC., its Member
By: /s/ Raul E. Moreno
Name: Raul E. Moreno
Title: General Counsel

AG MIT RES LLC, as a Debtor
By: AG MIT CMO, LLC, its Sole Member
By: AG MIT, LLC, its Sole Member
By: AG MORTGAGE INVESTMENT TRUST, INC., its Member
By: /s/ Raul E. Moreno
Name: Raul E. Moreno
Title: General Counsel

AG MIT CREL III, LLC, as a Debtor
By: AG MIT CMO, LLC, its Sole Member
By: AG MIT, LLC, its Sole Member
By: AG MORTGAGE INVESTMENT TRUST, INC., its Member
By: /s/ Raul E. Moreno
Name: Raul E. Moreno
Title: General Counsel

AG MIT WFB1 2014 LLC, as a Debtor
By: AG MIT WLG LLC, its Sole Member
By: AG MIT, LLC, its Sole Member
By: AG MORTGAGE INVESTMENT TRUST, INC., its Member
By: /s/ Raul E. Moreno
Name: Raul E. Moreno
Title: General Counsel

AG MIT ARC, LLC, as a Debtor
By: AG MORTGAGE INVESTMENT TRUST, INC., its Member
By: /s/ Raul E. Moreno
Name: Raul E. Moreno
Title: General Counsel

AG MIT HC, L.L.C., as a Debtor
By: AG MIT WLG LLC, its Sole Member
By: AG MIT, LLC, its Sole Member
By: AG MORTGAGE INVESTMENT TRUST, INC., its Member
By: /s/ Raul E. Moreno
Name: Raul E. Moreno
Title: General Counsel

AG MIT RPL TRS LLC, as a Debtor
By: AG MORTGAGE INVESTMENT TRUST, INC., its Member
By: /s/ Raul E. Moreno
Name: Raul E. Moreno
Title: General Counsel

Participating Counterparties, agreed solely as to Article 5, and acknowledged and consented to:

BANK OF AMERICA, N.A.,
as a Participating Counterparty

By: /s/ Michael J. Berg
Name: Michael J. Berg
Title: Director

Address for Notices:
One Bryant Park
New York, NY 10036

BOFA SECURITIES, INC.,
as a Participating Counterparty

By: /s/ Michael J. Berg
Name: Michael J. Berg
Title: Director

Address for Notices:
One Bryant Park
New York, NY 10036

CREDIT SUISSE SECURITIES (USA) LLC,
as a Participating Counterparty

By: /s/ Margaret Dellafera
Name: Margaret Dellafera
Title: Authorized Signatory

Address for Notices:
Eleven Madison Avenue, 4th Floor
New York, New York 10010

CREDIT SUISSE AG, a company incorporated in Switzerland, acting through its Cayman Islands Branch, as a Participating Counterparty

By: /s/ Margaret Dellafera
Name: Margaret Dellafera
Title: Authorized Signatory

By: /s/ Elie Chau
Name: Elie Chau
Title: Vice President

Address for Notices:
c/o Credit Suisse Securities (USA) LLC
Eleven Madison Avenue, 4th Floor
New York, New York 10010

CREDIT SUISSE INTERNATIONAL,
as a Participating Counterparty

By: /s/ Jason O’Brien
Name: Jason O’Brien
Title: Managing Director

By: /s/ Masahi Washida
Name: Masahi Washida
Title: Managing Director

Address for Notices:
One Cabot Square
Canary Wharf
London E14 4QJ, United Kingdom

BARCLAYS CAPITAL INC.,
as a Participating Counterparty

By: /s/ Robert Silverman
Name: Robert Silverman
Title: Managing Directoe

Address for Notices:
745 Seventh Ave
New York, NY 10019

BARCLAYS BANK PLC,
as a Participating Counterparty

By: /s/ Robert Silverman
Name: Robert Silverman
Title: Managing Directoe

Address for Notices:
745 Seventh Ave
New York, NY 10019

SOCIETE GENERALE S.A.,
as a Participating Counterparty

By: /s/ Julien Thinat
Name: Julien Thinat
Title: Authorized Signatory

Address for Notices:

WELLS FARGO BANK, N.A.,
as a Participating Counterparty

By: /s/ Kevin Graves
Name: Kevin Graves
Title: Director

Address for Notices:

WELLS FARGO SECURITIES, LLC,
as a Participating Counterparty

By: /s/ Kevin Graves
Name: Kevin Graves
Title: Director

Address for Notices:

GOLDMAN SACHS BANK USA,
as a Participating Counterparty

By: /s/ Rajiv Kamilla
Name: Rajiv Kamilla
Title: Authorized Signatory

Address for Notices:
Attn: Rajiv Kamilla
200 West Street
New York, NY 10282

GOLDMAN, SACHS & CO.,
as a Participating Counterparty

By: /s/ Rajiv Kamilla
Name: Rajiv Kamilla
Title: Authorized Signatory

Address for Notices:
Attn: Rajiv Kamilla
200 West Street
New York, NY 10282

Schedule 1

Debtor Parties

Schedule 1.2

Pledged Shares

Schedule 3.2

Form and Jurisdiction; Successor by Merger; Location of Books and Records

Schedule 3.3

Deposit Accounts, Cash Collateral Accounts, Investment Accounts

Schedule 3.5

Financing Statements

Schedule 3.6

UCC Filing Office

EXHIBIT A

Security and Collateral Agency Agreement